AB CarVal Credit Opportunities Fund

Subscription Agreement for U.S. Investors

Advisor Shares

[Class A Shares]

[Class C Shares]

[Class U Shares]

Thank you for your interest in AB CarVal Credit Opportunities Fund. As you complete this subscription agreement (“Subscription Agreement”), please do not hesitate to contact us at [ ] for information or assistance.

This Subscription Agreement applies to the offering of shares (the “Shares”) of AB CarVal Credit Opportunities Fund (the “Fund”). Only “Accredited Investors” within the meaning of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”) may purchase Shares.

This Subscription Agreement must be received FIVE BUSINESS days before the first business day of the month for your subscription to be accepted.

If you purchase Shares by wired funds, your wire must be received THREE BUSINESS days before the first business day of the month for your subscription to be accepted.

If you purchase Shares by check, your check must be received in time for your check to clear THREE BUSINESS days before the first business day of the month for a subscription to be accepted. Therefore, it is recommended that all checks be received TEN BUSINESS days before the first business day of the month.

If you are purchasing Shares for your Individual Retirement Account (an “IRA”), or otherwise on behalf of an IRA, the Subscription Agreement must also be signed by the qualified IRA custodian or trustee of the IRA and comply with the other deadlines described above.

For more information or questions, please call [ ].

Completed Subscription Agreements may be sent to the addresses below or faxed to [ ].
Overnight Address:	U.S. Mailing Address:

AB CarVal Credit Opportunities Fund	AB CarVal Credit Opportunities Fund
Attn: [ ]	Attn: [ ]
[ ]	[ ]
Wiring Instructions: [ ] ABA#: [ ] DDA#: [ ] FFC-Fund Name and Account Number

Acknowledgment – Signature Pages Follow at the end of the Subscription Agreement

A.

I agree to become a shareholder of the Fund and purchase Shares of the Fund on the terms provided for in this Subscription Agreement, the Fund’s private placement memorandum, the Agreement and Declaration of Trust and the By-Laws (collectively, the “Fund Agreements”), as well as in the Privacy Policy of the Fund, and I agree to be bound by their terms and conditions. I certify that I have the authority and legal capacity to make this purchase in my state of residence.

B.

I authorize the Fund and its agents to act upon my instructions (by phone, in writing or other means) that they believe to be genuine and in accordance with the procedures described in the Fund’s private placement memorandum for this account. I agree that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

C.

I am aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for me and that, at this time, I can bear a complete loss of my entire investment in the Fund.

D.

I understand that under the Fund Agreements, shareholders cannot withdraw from the Fund and Shares cannot be transferred, except as provided in the Fund Agreements. I understand that liquidity will generally only be available through quarterly repurchase offers by the Fund. Consequently, I am aware that I may have to bear the economic risk of investment in the Fund indefinitely.

E.

I will acquire Shares of the Fund for my own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization of the Shares, in whole or in part. I agree not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, any number of the Shares or any interest therein, except in accordance with the terms and provisions of the Fund Agreements and applicable law.

F.	I certify that I am not a Foreign Financial Institution as defined in the U.S.A. Patriot Act.

G.

In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, I represent that to the best of my knowledge based upon reasonable diligence and investigation:

1.	I am not (nor is any person or entity controlled by, controlling or under common control with me, or any of my beneficial owners) any of the following:

a.

A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the U.S. Department of Treasury (http://www.treas. gov).

b.

Named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.”

c.

A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force.

d.

A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 or 312 of the U.S.A. Patriot Act, and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the U.S. Department of Treasury (http://www.treas.gov).

e.	A foreign shell bank (See U.S.A. Patriot Act and related regulations for definition).

f.

A senior foreign political figure (See U.S.A. Patriot Act and related regulations for definition). This restriction on senior foreign political figures also applies to any immediate family member of such Figure or close associate of such figure.

2.	No funds that I have contributed or will contribute to the Fund:

a.	Shall originate from, nor will they be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

b.	Has been or shall be derived from, or related to, any activity that is deemed criminal under U.S. law.

c.	Shall cause the Fund or AB CarVal Investors, L.P. (the “Investment Manager”) to be in violation of the U.S. Bank Secrecy Act and all other federal anti-money laundering regulations.

3.

I understand and agree that if at any time it is discovered that any of the representations in this Section H are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Investment Manager, in its sole discretion and notwithstanding anything to the contrary in the Fund Agreements, as they may be amended or modified from time to time, undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming my subscription in the Fund.

4.

I further understand that the Fund or the Investment Manager may release confidential information about me and, if applicable, any underlying beneficial owners, to proper authorities if the Fund or the Investment Manager, in their sole discretion, determines that it is in the best interests of the Fund in light of applicable law concerning money laundering and similar activities.

5.

I agree to provide to the Fund any additional information that the Fund deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. I will promptly notify the Fund if any of the representations in this Section H cease to be true and accurate. I agree to contact the Fund if I need more information about Section H or if I am unsure whether any of the categories apply to me.

ITEM H APPLIES TO AN INVESTOR THAT IS, OR IS ACTING ON BEHALF OF, A “PLAN INVESTOR” (AS DEFINED BELOW). ALL OTHER INVESTORS SHOULD CONTINUE TO “I”

H.

1.  I represent and warrant that if I am, or I am acting on behalf of, an “employee benefit plan” as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (“Code”) (including, for example, an IRA or Keogh plan), any entity whose underlying assets are deemed for purposes of Title I of ERISA or Section 4975 of the Code to constitute “plan assets” by reason of such employee benefit plan or plan investment in the entity or otherwise, or a plan not subject to Title I of ERISA or Section 4975 of the Code but subject to a law, rule or restriction on the investments or management of the plan’s assets similar to those under ERISA or Section 4975 of the Code (collectively, a “Plan Investor”), I represent and warrant that the Investment Manager, and its affiliates, have not acted as a “fiduciary” (as defined in ERISA or Section 4975 of Code) with respect to the Plan Investor’s purchase, holding or disposition of Shares, and that no advice (if any) provided by the Investment Manager or any of its affiliates has formed a basis for any investment decision by the Plan Investor or me in connection with such purchase, holding or disposition.

2.

I represent and warrant that the investment by the Plan Investor in the Fund is prudent for the Plan Investor (taking into account any applicable liquidity and diversification requirements of ERISA as applicable), and that the investment in the Fund is permitted under ERISA, the Code, other applicable law and the governing plan documents of the Plan Investor.

3.

I represent and warrant that the Plan Investor’s purchase, holding and disposition of the Shares does not, and will not, result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in the case of any plan that is not subject to Section 406 of ERISA or Section 4975 of the Code, any Federal, state or local law that is substantially similar thereto).

4.

I represent and warrant that the decision with respect to the Plan Investor’s investment in the Fund was made by the applicable fiduciary or fiduciaries that have the authority and discretion to, and are duly authorized to make, such investment with appropriate consideration of relevant investment factors with regard to the Plan Investor.

I.

I understand that the Fund and its affiliates are relying on the certification and agreements made herein in determining my qualification and suitability as an investor in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and, to the extent permitted by applicable law, agree to indemnify the Fund, the Investment Manager and its affiliates, and their respective directors, trustees, managers, members, shareholders, partners, officers, and employees and hold each of them harmless from any liability that they may incur as a result of the certifications made in this Subscription Agreement being untrue in any respect.

J.

The representations, warranties, agreements, undertakings and acknowledgments made by me in this Subscription Agreement are made with the intent that they be relied upon by the Fund in determining my suitability as an investor in the Fund and shall survive my investment. I agree to provide, if requested, any additional information that may reasonably be required to determine my eligibility to invest in the Fund or to enable the Fund to determine the Fund’s compliance with applicable regulatory requirements or tax status. In addition, I undertake to notify the Fund immediately of any change with respect to the information or representations made herein and to provide the Fund with such further information as the Fund may reasonably require.

K.	I acknowledge that this Subscription Agreement will be governed by the laws of the State of Delaware without regard to any applicable rules relating to conflicts of laws.

AB CarVal Credit Opportunities Fund Subscription Agreement

The Fund accepts investments from individuals or entities with a U.S. Social Security Number or Taxpayer Identification Number.

☐	Initial Investment	☐	Subsequent Investment*

*	Existing investors in the Fund need only complete Sections 1, 5, 6, 7, 10, 11 and 12 unless changes to other Sections are needed

1. Account Registration (check only one type below; may not be a minor)

A. INDIVIDUALS

☐	Individual	☐ Joint*	☐	Individual Retirement Account (IRA)

Owner’s Name (first, middle, last)	Social Security Number	Date of Birth

Joint Owner’s Name (first, middle, last)	Social Security Number	Date of Birth

*	Joint tenants with rights of survivorship, unless otherwise noted.

B.	ENTITIES or TRUSTS

☐ Trust	☐ C-Corporation	☐ S-Corporation	☐ Partnership	☐ Government

☐ Other Entity:
☐ LLC Classified for tax purposes by one of the following:

☐	Partnership	☐	C-Corporation	☐	S-Corporation

NOTE: Trust instrument or other organizational documentation required.

Entity Name	Tax Identification Number	Date of Trust (if applicable)

Trustee (if applicable)	Social Security Number	Date of Birth (if applicable)

Additional Trustee (if applicable)	Social Security Number	Date of Birth (if applicable)

Check if appropriate:	☐	I am an exempt recipient as defined under U.S. federal income tax regulations (e.g., C-Corporation, financial institution, registered broker-dealer, or tax-exempt organization)

Exempt Payee Code:	(see IRS Form W-9 for a list of exempt payee codes)

2. Mailing Address and Other Contact Information

(Subscription Agreements will only be accepted if they contain a U.S. street address)

Street Address (If PO Box, please indicate the residential/street address below)

City	State	Zip

Daytime Telephone	Evening Telephone

E-mail Address*	Fax Number:

☐ Additional Address ☐ Residential/Street Address (Copies of confirmations and statements will be sent to this address)

Name	E-mail Address*

Street Address	City	State	Zip

3. Custodian Information (must be completed for IRA and custodied taxable accounts)

Name	Custodian Tax ID

Street Address	City	State	Zip

Phone Number

4. Custodian Bank Information (must be completed for IRA and custodied taxable accounts)

Custodian Bank Name		Bank Phone Number

Bank Address	City	State	Zip

Name(s) on Bank Account

Bank Account Number		ABA Number (available from your bank)

For Further Credit Name		For Further Credit Account Number

5. Bank Information (For direct investments only, all custodied accounts must complete section 4)

Please attach a voided, unsigned check or deposit slip for this bank account. If information on voided check differs from information on this Subscription Agreement, the information from the voided check will be used.

Bank Name		Bank Phone Number

Bank Address	City	State	Zip

Name(s) on Bank Account

Bank Account Number		ABA Number (available from your bank)

This is a: ☐ Checking Account or ☐ Savings Account or ☐ Brokerage Account

6.	Broker/Dealer or Financial Advisor Information*

Broker/Dealer or Other Advisory Firm or Financial Institution Name	Investor Account Number at Firm

Mailing Address (Branch)

City	State	Zip

Phone Number	Firm CRD#/IARD#

Rep Name	Rep Phone Number	Rep CRD#/IARD#

Rep Address	City	State	Zip

Rep Email address

*

If connected with a broker/dealer or financial advisor, prospective investors acknowledge that the Investment Manager and/or its respective affiliates may pay ongoing consideration to such intermediaries in connection with the offering and sale of Shares and/or ongoing services provided by such parties in connection the investment.

7. Investment Selection

☐ Purchase by check: make check payable to AB CarVal Credit Opportunities Fund

☐ Purchase by wire: (wire instructions are on cover page)

Class*	Amount	Initial Investment Minimum**
☐ Advisor	$		$25,000
☐ Class A	$	$	[2,500	]
☐ Class C	$	$	[2,500	]
☐ Class U	$	$	[2,500	]

*	Class A Shares may be charged a sales load of up to 2.50% of a Shareholder’s gross purchase. Advisor Shares, Class C Shares and Class U Shares are not subject to a sales load.
**	The investment minimum for subsequent purchases is $10,000 for Advisor Shares and $[50] for each of Class A Shares, Class C Shares and Class U Shares.

8. Distribution Instructions

All distributions will be reinvested unless a Shareholder affirmatively elects to have distributions paid out by checking this box: ☐

If a Shareholder elects to have distributions paid out, the distributions will be sent via wire transfer to the Custodian listed in Section 4 or to the bank listed in Section 5.

9. Cost Basis Election

The Fund has elected the average cost method as the default cost basis method for purposes of this requirement.

If a Shareholder wishes to accept the average cost method as its default cost basis calculation method in respect of Shares in its account, the Shareholder does not need to take any additional action.

If, however, a Shareholder wishes to affirmatively elect an alternative cost basis calculation method other than average cost in respect of its Shares, please select one of the following:

☐ FIFO (first in, first out)
☐ LIFO (last in, first out)
☐ LOFO (lowest in, first out)
☐ LILT (lowest long term, first out)
☐ HILT (highest long term, first out)
☐ HIST (highest short term, first out Specific Lot Identification HIFO) (highest in, first out)

10. Accredited Investor Status (must be completed)

I certify that I am an “accredited investor” at the time of my investment in the Fund because I satisfy one or more of the categories listed below. Please check the box next to ALL applicable categories.

A. ☐	A natural person who individually or together with a spouse has a “net worth” in excess of $1.0 million. For purposes of determining net worth:

1.	the person’s primary residence is not included as an asset;

2.

indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the proposed subscription date, is not included as a liability (except that if the amount of such indebtedness outstanding at the proposed subscription date exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and

3.	indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the proposed subscription date shall be included as a liability.

B. ☐

A natural person who had a gross individual gross income in excess of $200,000 (or joint income together with a spouse in excess of $300,000) in each of the two previous years and reasonably expects a gross individual income in excess of $200,000 (or joint income together with a spouse in excess of $300,000) for this year.

C. ☐	An entity that has total assets in excess of $5,000,000 AND was not formed for the specific purpose of acquiring the securities offered, AND is any of the following:

•	a corporation;

•	a partnership;

•	a Massachusetts or similar business trust; OR

•	an organization described in Section 501(c)(3) of the Internal Revenue Code.

D. ☐	An entity who is any of the following:

•	a trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000 and whose purchase is directed by a sophisticated person;

•	a bank, or any savings and loan association or other institution acting in its individual or fiduciary capacity;

•	a broker or dealer;

•	an insurance company;

•	a private business development company under the Investment Advisers Act of 1940;

•	a Small Business Investment Company licensed by the U.S. Small Business Administration;

•	a plan established and maintained by a State or any of its political subdivisions or any agency or instrument thereof for the benefit of its employees and has total assets in excess of $5,000,000;

•

an employee benefit plan within the meaning of ERISA, and the investment decision to acquire Shares has been made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser;

•

an employee benefit plan within the meaning of ERISA, and has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors;” OR

•

An IRA plan or revocable trust where each grantor is an “accredited investor.” (The Fund, in its sole discretion may request information regarding the basis on which each such grantor is an “accredited investor.”)

E. ☐	An investment company or a business development company under the Investment Company Act of 1940, as amended.

F. ☐	An entity in which all of the beneficial owners are investors described in one or more of categories A through E above.

11. Acknowledgment and Signature (All prospective investors account owners/trustees must sign on the following page)

Under penalty of perjury, I certify each of the following:

1.	The Social Security Number or Taxpayer Identification Number shown on this Subscription Agreement is correct.

2.

I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

3.	I am a U.S. citizen or other U.S. Person (including resident alien).

4.	I am exempt from the reporting obligations set forth under the Foreign Account Tax Compliance Act (FATCA).

Note: Cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid back-up withholding.

AN INVESTMENT IN THE FUND SHOULD BE CONSIDERED A SPECULATIVE INVESTMENT THAT ENTAILS SUBSTANTIAL RISKS, INCLUDING BUT NOT LIMITED TO:

•	LOSS OF CAPITAL, UP TO THE ENTIRE AMOUNT OF A SHAREHOLDER’S INVESTMENT

•	THE FUND’S SHARES ARE ILLIQUID SECURITIES AND AN INVESTMENT IN THE FUND IS APPROPRIATE ONLY FOR THOSE INVESTORS WHO DO NOT REQUIRE A LIQUID INVESTMENT

•	SHARES WILL NOT BE LISTED ON ANY NATIONAL OR OTHER SECURITIES EXCHANGE AND NO SECONDARY MARKET IS EXPECTED TO DEVELOP FOR SHARES OF THE FUND.

•	SHARES ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY, AND LIQUIDITY WILL BE PROVIDED BY THE FUND ONLY THROUGH QUARTERLY REPURCHASE OFFERS.

•

AN INVESTMENT IN THE FUND IS APPROPRIATE ONLY FOR THOSE INVESTORS WHO CAN TOLERATE A HIGH DEGREE OF RISK AND DO NOT REQUIRE A LIQUID INVESTMENT AND FOR WHOM AN INVESTMENT IN THE FUND DOES NOT CONSTITUTE A COMPLETE INVESTMENT PROGRAM.

SIGNATURE PAGES

If the investment is made through an IRA, BOTH the investor and the custodian or trustee of the IRA account must sign this Subscription Agreement in the signature block appearing below.

If the investor is an ENTITY such as a trust, all trustees or beneficial owners must sign this Subscription Agreement in the signature block appearing below. If necessary, please attach multiple copies of this signature page to accommodate multiple trustees or owners.

Signature of Owner, Trustee or Custodian	Date

Signature of Joint Owner, Trustee or Custodian (if applicable)	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)

Printed name(s) of Authorized Signer(s) (for verification purposes)

FOR INVESTMENTS MADE THROUGH DISCRETIONARY ACCOUNTS ONLY

If the investor is purchasing Shares through a registered dealer or registered investment adviser that has full discretionary authority for the investor, then the broker, financial advisor or other investor representative is required to execute this Agreement below AND attach a complete copy of the documentation evidencing such discretionary authority to execute this Subscription Agreement on behalf to the investor.

Name of Broker/Financial Advisor/Other Investor Representative

Signature of Broker/Financial Advisor/Other Investor Representative	Date

12. FINRA - Registered Brokers/Representatives must complete Section 12A

SEC-registered Investment Adviser Representatives must complete Section 12B

A. Broker/Financial Advisor Information & Signatures

By signing below:

•

I certify that I am a broker, financial advisor or other investor representative duly licensed or exempt from licensing and lawfully able to sell Shares in the jurisdiction of the legal residence of the investor.

•	I have reasonable grounds to believe that the information and representations concerning the investor contained herein are true, correct and complete in all respects.

•

I have verified that the form of ownership selected is accurate, secured all identifying and supporting documents, including, without limitation, copies of trust agreements, where applicable, and if other than individual ownership, verified that the individual executing on behalf of the investor is properly authorized and identified.

•

My firm has, acting in its capacity as agent, broker, financial advisor or other investor representative, performed functions required by U.S. federal and state securities laws, including, but not limited to Know Your Customer, Patriot Act (AML and Customer Identification) as required by its relationship with the investor identified in this Subscription Agreement.

Name of Broker/Financial Advisor/Other Investor Representative

Signature of Broker/Financial Advisor/Other Investor Representative	Date

Name of Registered Supervisory Principal

Signature of Registered Supervisory Principal	Date

B. Registered Investor Adviser/Investment Adviser Representative Information & Signatures

By signing below:

•	I certify that my firm is a SEC-registered investment adviser duly licensed and lawfully able to transact business in Shares in the jurisdiction of the legal residence of the investor.

•

I have made every reasonable effort to determine the eligibility and “accredited investor” status of investor for this purchase of Shares and the information and representations concerning the investor contained herein are true, correct and complete in all respects.

•

I have verified that the form of ownership selected is accurate, secured all identifying and supporting documents, including, without limitation, copies of trust agreements, where applicable, and if other than individual ownership, verified that the individual executing on behalf of the investor is properly authorized and identified. In addition, I have taken reasonable steps to verify and document that the purpose and nature of the account is legitimate and that the client’s wealth and source of funds for this investment is not from criminal proceeds.

•

I represent and warrant that I have not made and will not make any representations concerning the Fund except as contained in the Fund’s private placement memorandum or in sales materials provided by the Fund or the Fund’s placement agent and that I have not and will not distribute any other sales material relating to the Fund without the prior written approval of the Fund’s placement agent. I further represent that I will retain such documents and records as required under applicable law and will make such documents and records available to (a) the placement agent or Fund upon request; and (b) representatives of the SEC, FINRA and applicable state securities administrators upon the placement agent’s or Fund’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.

•

I agree to indemnify and hold harmless the Fund, placement agent, and their respective officers, directors, employees, affiliates or agents from and against any losses, claims, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses) claimed to have resulted from (a) my negligence or violation of any applicable law or regulation; or (b) any breach of the representations and warranties set forth herein by me or any of my officers, directors, employees or agents.

•

My firm has, acting in its capacity as agent, broker, financial adviser or other investor representative, performed functions required by U.S. federal and state securities laws, including, as required by its relationship with the investor identified in this Subscription Agreement.

Name of Investment Adviser/Other Investor Representative

Signature of Investment Adviser/Other Investor Representative	Date

Name of Registered Supervisory Principal (if applicable)

Signature of Registered Supervisory Principal	Date